Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-50606, No. 333-30331, No. 333-87077, No. 333-91440, No. 333-104714, No. 333-105567, No. 333-105568, No. 333-112421, No. 333-121089 and No. 333-134281 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8 and Registration Statements No. 333-12909, No. 333-30355, No. 333-113222 and No. 333-145055 on Form S-3, of our report dated February 27, 2008, relating to the combined financial statements of the Merck/Schering-Plough Cholesterol Partnership, appearing in this Annual Report on Form 10-K/A of Schering-Plough Corporation for the year ended December 31, 2007.

/s/  DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 3, 2008

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